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                                                                     EXHIBIT 11

                                   NVR, INC.
                     Computation of Earnings Per Share
              (amounts in thousands, except per share amounts)

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

                                            THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                            ---------------------------   -------------------------
                                              1996                1995      1996              1995
                                            --------           --------   --------         --------

1.  Net income                              $  8,770           $  5,261   $ 12,510         $  6,676
                                            ========           ========   ========         ========

2.  Weighted average number of shares
    outstanding                               15,198             15,365     15,240           15,316

3.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on average market
    price                                      1,176                  -        908               79
                                            --------           --------   --------         --------

4.  Shares issuable upon exercise
    of dilutive options, warrants and
    subscriptions outstanding during
    period, based on higher of average
    or end of period market price              1,176                  -        908               79
                                            --------           --------   --------         --------

5.  Weighted average number of shares
    and share equivalents outstanding
    (2 + 3)                                   16,374             15,365     16,148           15,395
                                            ========           ========   ========         ========

6.  Weighted average number of shares
    outstanding assuming full dilution
    (2 + 4)                                   16,374             15,365     16,148           15,395
                                            ========           ========   ========         ========

7.  Net income per share and
    share equivalents (1/5)                 $   0.54           $   0.34   $   0.77         $   0.43
                                            ========           ========   ========         ========

8.  Net income per share, assuming
    full dilution (1/6)                     $   0.54           $   0.34   $   0.77         $   0.43
                                            ========           ========   ========         ========

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